Exhibit 3.4

Exhibit 3.4

Amended and Restate Bylaws

AMENDED AND RESTATED

BY-LAWS

OF

FARMERS CAPITAL BANK CORPORATION

ARTICLE I

OFFICES

1.1 PRINCIPAL OFFICE. The principal office of the Corporation in the Commonwealth of Kentucky shall be located at 202 West Main Street, Frankfort, Kentucky 40601. The Corporation may have such other offices, either within or without the Commonwealth of Kentucky, as the business of the Corporation may require from time to time.

1.2 REGISTERED OFFICE. The registered office of the Corporation may be, but need not be, identical with its principal office in the Commonwealth of Kentucky. The address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

2.1 ANNUAL MEETINGS. The annual meeting of the shareholders shall be held at the principal office of the Corporation on the 2nd Tuesday in May of each year, at such time as the Chief Executive Officer may designate. The purpose of such meetings shall be the election of directors in accordance with Article VI of the Articles of Incorporation and such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be practicable.

2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Corporation's Board of Directors, or by the holders of not less than one-third (33-1/3%) of all the outstanding shares of the Corporation entitled to vote at such meeting, who have demanded such special meeting in writing delivered to the Corporation's Secretary.

2.3 PLACE OF SPECIAL MEETINGS. The Board of Directors may designate any place within or without the Commonwealth of Kentucky as the place for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may include a designation of any place, either within or without the Commonwealth of Kentucky, as the place for the holding of such meeting. If no designation is properly made, or if a special meeting be otherwise called, the place of meeting shall be at the registered office of the Corporation in the Commonwealth of Kentucky.

2.4 NOTICE OF ANNUAL OR SPECIAL MEETINGS. Written or printed notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.5 MEETINGS BY CONSENT OF ALL SHAREHOLDERS. If all the shareholders shall meet at any time and place, either within or without the Commonwealth of Kentucky, and no shareholder objects at such meeting to holding the meeting or transacting business therein, such meeting shall be valid without call or notice, and at such meeting, any corporate action may be taken.

2.6 WAIVER AND CONSENT TO MEETINGS OF LESS THAN ALL SHAREHOLDERS. If a shareholder meeting shall occur without all shareholders in attendance, a prior or subsequent written waiver of notice or consent to the holding of such meeting by the absent shareholders shall be equivalent to the call and giving of any requisite notice, and such meeting shall be valid without call or notice, and corporate action may be taken at such meeting.

2.7 CLOSING TRANSFER BOOKS AND FIXING OF A RECORD DATE. The Board of Directors of the Corporation may close its stock transfer books for a period not exceeding seventy (70) days immediately prior to the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise any rights in respect of any exchange or reclassification of shares; and the shareholders of record on such record date shall be the shareholders entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, in the event of an exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the day before the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted or such other action is taken, as the case may be, shall be deemed to be the record date for the determination of the shareholders of the Corporation and the number of shares owned by them for all of the purposes set forth in the immediately preceding sentence. When a determination of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

2.8 VOTING RECORD. The officer or agent having charge of the transfer book for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order by voting group, with the address of, and the number of shares held by, each shareholder. Such list shall be produced and be available for inspection at the corporation's principal office beginning five (5) business days before the meeting for which the list was prepared. Such list shall also be available at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole course of the meeting.

2.9 QUORUM. A majority of the outstanding shares of the Corporation entitled to vote on a particular matter, or a majority of the shares entitled to vote as a separate voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum of shareholders is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of voting by classes is required by the Kentucky Business Corporation Act or by the Articles of Incorporation or these By-Laws. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.10 PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy, unless coupled with an interest and expressly made irrevocable, may be revoked in writing at any time. The effective time of such revocation shall be the time the Secretary of the Corporation receives the written notice of revocation.

2.11 VOTING OF SHARES. Each outstanding share of common stock authorized by the Corporation's Articles of Incorporation to have voting power shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. The voting rights, if any, of classes of shares other than voting common stock shall be as set forth in the Corporation's Articles of Incorporation or by appropriate legal action of the Board of Directors.

2.12 VOTING OF SHARES BY CERTAIN HOLDERS.

(a) Shares standing in the name of another corporation may be voted by that corporation's president or by proxy appointed by him or her or by such other officer, agent or proxy as the by-laws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

(b) Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

(c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(d) Where shares are held jointly by two or more co-owners or fiduciaries, if only one such fiduciary votes, his or her act shall be presumed by the Corporation to be the vote of such co-owners or fiduciaries, if such fiduciary appears to be voting on behalf of all the co-owners or fiduciaries. Where shares are held jointly by three (3) or more fiduciaries, the will of the majority of such fiduciaries shall control the manner of voting or the giving of a proxy unless the instrument or order appointing the fiduciaries otherwise directs. Where, in any case, fiduciaries are equally divided upon the manner of voting shares jointly held by them, any court of competent jurisdiction may, upon petition filed by any of the fiduciaries, or by any beneficiary, appoint an additional person to act with the fiduciaries in determining the manner in which the shares shall be voted upon the particular questions as to which the fiduciaries are divided.

(e) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

(f) The Secretary of the Corporation may demand written proof that the person asserting the right to vote shares pursuant to this Section 2.12 holds the position he or she claims to hold and has been properly authorized to vote the shares he or she represents. Such proof, if demanded, shall be presented prior to the voting of such shares by such person.

2.13 VOTING FOR DIRECTORS. Corporation directors shall be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present. A "plurality" means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election.

2.14 ACTION BY WRITTEN CONSENT. Any action required to be taken, or which may be taken, at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be twelve (12), who shall be divided into three (3) classes, and be elected and hold office as provided in Article VI of the Articles of Incorporation. Each director shall hold office for the term for which he or she is elected or until his or her successor shall have been elected and qualified, whichever period is longer. No person who has attained the age of 72 shall be eligible to be elected or appointed as a director of the Corporation; provided, however, there shall be no age limitation on the eligibility of the Chief Executive Officer of the Corporation to be elected or appointed as a director of the Corporation. The foregoing shall not prevent any director elected or appointed to such position prior to attaining age 72 from serving the remainder of his or her then current term if he or she reaches the age of 72 during his or her term. The Board of Directors shall have authority to amend the By-Laws to prescribe other qualifications for directors.

3.3 REMOVAL AND RESIGNATIONS. At a meeting of shareholders called expressly for that purpose, any director may be removed, with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. At a meeting of shareholders called expressly for that purpose, any director may be removed, without cause, by a vote of the holders of eighty (80%) percent of the shares then entitled to vote at an election of directors. Any member of the Board of Directors may resign from the Board of Directors at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4 REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held immediately after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Kentucky, for the holding of additional regular meetings without other notice than such resolution.

3.5 SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by or at the request of the President or, if the Corporation has more than one director, any two directors. All special meetings of the Board of Directors shall be held at the principal office of the Corporation or such other place as may be specified in the notice of the meeting.

3.6 MANNER OF CONDUCTING BOARD MEETINGS. The Board of Directors of the Corporation may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting. Directors may also take action by the means described in KRS 271B.8-210.

3.7 NOTICE. Notice of the date, time and place of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each director at his or her business address, or by telegram. Any director may waive notice of any meeting. The attendance of a director at, or participation in, any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting (at the beginning of the meeting) to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.8 QUORUM. A majority of the number of directors fixed by, or determined in accordance with, Section 3.2 hereof shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.9 VOTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise required by the Articles of Incorporation.

A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors where action is taken shall be deemed to have assented to the action taken unless:

(a) He or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting;

(b) His or her dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c) He or she delivers written notice of his or her dissent or abstention for the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action.

3.10 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the shareholders or by the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office. If the vacancy was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to vote to fill the vacancy if it is filled by the shareholders. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

3.11 COMPENSATION. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated stipend as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.12 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

3.13 CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD. The Board of Directors may appoint one of its members Chairman of the Board of Directors. The Board of Directors may also appoint one of its members as Vice-Chairman of the Board of Directors, and such individual shall serve in the absence of the Chairman and perform such additional duties as may be assigned to him or her by the Board of Directors.

3.14 COMMITTEES.  The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members such committees as from time to time it may consider necessary or appropriate to conduct the affairs of the Corporation, which may include an executive committee.  Each such committee shall have such power and authority as the Board of Directors may, from time to time, legally establish for it.  The tenure and qualifications of the members of each committee, the procedures by which resignations and removals of members of such committee shall be acted upon or accomplished and the stipends or fixed sums for attendance at meetings shall be fixed by the resolution adopted by the Board of Directors relative to such matters.  Unless the Board of Directors determines by resolution to the contrary respecting any committee: meetings of a committee may be called by any member of a committee or the President upon the same notice (or waiver) required for meetings of the full Board of Directors, a majority of the members of each committee shall constitute a quorum for conducting business, the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee, the committee may conduct meetings in the manner permitted by Section 3.6 of these Bylaws, and the committee may take action by unanimous written consent of all its members in the same manner as the full Board of Directors.

ARTICLE IV

OFFICERS

4.1 OFFICERS. The officers of the Corporation shall be a President, one or more Vice-Presidents a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary may not be held by the same person.

4.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors at the first and, thereafter at each, annual meeting of the Board of Directors. If the election of officers shall not be held at any such meeting, such election shall be held as soon thereafter as is convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

4.3 REMOVAL AND RESIGNATIONS. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

4.5 CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors.

4.6 PRESIDENT. The President shall be the Chief Executive Officer of the Corporation. If no chairman has been appointed or, in the absence of the chairman, he or she shall preside at all meetings of the shareholders and of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meetings of shareholders of any corporation in which the Corporation may hold stock, and at any such meeting, shall hold and may exercise all rights incident to the ownership of such stock which the Corporation, as owner, might have had and exercised if present. The Board of Directors may confer like powers on any other person or persons.

4.7 VICE PRESIDENTS. In the absence of the President, or in the event of his or her inability or refusal to act, the Vice President (or, in the event there is more than one Vice President, the Vice President in order designated at the time of this election, or in the absence of any designation, then, in the order of their election), shall perform the duties of the President and when so acting, shall have all powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation whose issuance has been authorized by the Board of Directors. The Vice President shall also perform such other duties as may from time to time be assigned to him or her by the President or by the Board of Directors.

4.8 TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies and other depositories as shall be selected in accordance with the provisions of ARTICLE V of these By-Laws; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.9 SECRETARY. The Secretary shall (a) keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation;(d) keep a register of the Post Office address of each shareholder; (e) sign with the President or Vice President certificates for shares of stock of the Corporation; (f) have general charge of the stock transfer books of the Corporation; and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or by the Board of Directors.

ARTICLE V

CONTRACTS, LOANS, CHECKS

AND DEPOSITS

5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract and execute and deliver any instruments in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

5.2 LOANS. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.

5.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies and other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND

THEIR TRANSFER

6.1 CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors and by the laws of the Commonwealth of Kentucky. Such certificates shall be signed (either manually or in facsimile) by the President or a Vice President and by the Secretary or an Assistant Secretary, and may bear the seal of the Corporation, or a facsimile thereof. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

6.2 TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her legal representative who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

ARTICLE VII

EMERGENCY BY-LAWS

7.1 ADOPTION OF EMERGENCE BY-LAWS. The Emergency By-Laws provided in this ARTICLE VII shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any natural or other catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors, or a standing committee thereof, cannot readily be convened for action, notwithstanding any different provision in the other Articles of these By-Laws or in the Articles of Incorporation of the Corporation or in the Kentucky Business Corporation Act. To the extent not inconsistent with the provisions of this Article, the By-laws provided in the other Articles thereof shall remain in effect during such emergency and upon its termination, the Emergency By-Laws shall cease to be operative.

(a) A meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b) The director or directors in attendance at the meeting shall constitute a quorum.

(c) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency, any or all officers or agents of the Corporation shall, for any reason, be rendered incapable of discharging their duties.

(d) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

(e) No officer, director or employee acting in accordance with these Emergency By-Laws shall be liable for actions taken with respect thereto, except for willful misconduct. No officer, director or employee shall be liable for any action taken by him or her in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation, even though not authorized by the By-Laws then in effect.

7.2 CHANGES IN EMERGENCE BY-LAWS. The Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

ARTICLE VIII

INDEMNIFICATION

8.1 DEFINITIONS. As used in this Article VIII:

(a) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal;

(b) "Party" includes a person who was, is or is threatened to be made a named defendant or respondent in a Proceeding;

(c) "Expenses" include attorneys fees:

(d) "Officer" means any person serving as Chairman of the Board of Directors, President, Vice President, Treasurer, Secretary, Financial Officer, General Counsel or any other officer of the Corporation; and

(e) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A Director shall be considered serving an employee benefit plan at the request of the Corporation if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

8.2 INDEMNIFICATION BY CORPORATION.

(a) The Corporation shall indemnify any Officer or Director who is made a Party to any Proceeding by reason of the fact that such person is or was an Officer or Director if:

(1) Such Officer or Director conducted himself in good faith; and

(2) Such Officer or Director reasonably believed:

(i) In the case of conduct in his official capacity with the Corporation, that his conduct was in the best interests of the Corporation; and

(ii) In all other cases, that his conduct was at least not opposed to the best interests of the Corporation; and

(3) In the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

(b) A Director's conduct with respect to an employee benefit plan for a purpose he or she reasonably believes to be in the interest of the participants in and beneficiaries of the plan shall be conduct that satisfies the requirement of Section 8.2 (a)(2)(ii) of these By-Laws.

(c) Indemnification shall be made against judgments, penalties, fines, settlements and reasonable Expenses, including legal Expenses, actually incurred by such Officer or Director in connection with the Proceeding, except that if the Proceeding was by or in the right of the Corporation, indemnification shall be made only against such reasonable Expenses and shall not be made in respect of any Proceeding in which the Officer or Director shall have been adjudged to be liable to the Corporation. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent, shall not, by itself, be determinative that the Officer or Director did not meet the requisite standard of conduct set forth in this Section 8.2.

(d)      (1) Reasonable Expenses incurred by an Officer or Director as a Party to a Proceeding with respect to which indemnity is to be provided under this Section 8.2 shall be paid or reimbursed by the Corporation in advance of the final disposition of such Proceeding provided:

(i) The Corporation receives (I) a written affirmation by the Officer or Director of his or her good faith belief that he or she has met the requisite standard of conduct set forth in this Section 8.2, and (II) the Corporation receives a written undertaking by or on behalf of the Officer or Director to repay such amount if it shall ultimately be determined that he or she has not met such standard of conduct; and

(ii) The Corporation's Board of Directors (or other appropriate decision maker for the Corporation) determines that the facts then known to the Board of Directors (or decision maker) would not preclude indemnification under Kentucky law.

(2) The undertaking required herein shall be an unlimited general obligation of the Officer or Director but shall not require any security and shall be accepted without reference to the financial ability of the Officer or Director to make repayment.

(3) Determinations and authorizations of payments under this Section 8.2(d) shall be made in the manner specified in Section 8.2(e) of these By-Laws.

(e)      (1) The Corporation shall not indemnify an officer or Director under this Section 8.2 unless authorized in the specific case after a determination has been made that indemnification of the Officer or Director is permissible in the circumstances because he or she has met the standard of conduct set forth in this Section 8.2.

(2) Such determination shall be made:

(i) By the Corporation's Board of Directors by majority vote of a quorum consisting of directors not at the time Parties to the Proceeding;

(ii) If a quorum cannot be obtained under Section 8.2(e)(2)(i) of these By-Laws, by majority vote of a committee duly designated by the Corporation's Board of Directors (in which designation directors who are Parties may participate), consisting solely of two (2) or more directors not at the time Parties to the Proceeding; or

(iii) By special legal counsel:

(I) Selected by the Corporation's Board of Directors or its committee in the manner prescribed in Sections 8.2(e)(2)(i) and (ii) of these By-laws; or

(II)If a quorum of the Board of Directors cannot be obtained under Section 8.2(e)(2)(i) of these By-laws and a committee cannot be designated under Section 8.2(e)(2)(ii) of these By-laws, selected by a majority vote of the full Board of Directors (in which selection directors who are Parties may participate); or

(iv) By the shareholders, provided that shares owned by or voted under the control of Directors who are at the time parties to the Proceeding shall not be voted on the determination.

(3) Authorization of indemnification and evaluation as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of Expenses shall be made by those entitled under Section 8.2(e)(2)(iii) of these By-laws to select counsel.

8.3 FURTHER INDEMNIFICATION. Notwithstanding any limitation imposed by Section 8.2 of these By-laws or elsewhere and in addition to the indemnification set forth in Section 8.2 of these By-laws, the Corporation, to the full extent permitted by law, may agree by contract or otherwise to indemnify any Officer or Director and hold him or her harmless against any judgments, penalties, fines, settlements and reasonable Expenses actually incurred or reasonably anticipated in connection with any Proceeding in which any Officer or Director is a Party, provided the Officer or Director was made a Party to such Proceeding by reason of the fact that he or she is or was an officer or Director of the Corporation or by reason of any inaction, nondisclosure, action or statement made, taken or omitted by or on behalf of the Officer or Director with respect to the Corporation or by or on behalf of the Officer or Director in his or her capacity as an officer or Director.

8.4 INSURANCE. The Corporation may, in the discretion of the Board of Directors, purchase and maintain or cause to be purchased and maintained insurance on behalf of all Officers and Directors against any liability asserted against them or incurred by them in their capacity or arising out of their status as an officer or Director, to the extent such insurance is reasonably available. Such insurance shall provide such coverage for the Officers and Directors as the Board of Directors may deem appropriate.

ARTICLE IX

MISCELLANEOUS

9.1 AMENDMENTS. The Board of Directors shall have the power and authority to alter, amend or repeal By-Laws of the Corporation at any regular or special meeting at which a quorum is present by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders under Kentucky law to change or repeal such By-Laws.

9.2 FISCAL YEAR. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Corporation. Unless otherwise fixed by the Board, the calendar year shall be the fiscal year.

9.3 DIVIDENDS. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

9.4 SEAL. The Board of Directors may adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the word "SEAL".

9.5 WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these By-Laws, or under the provisions of the Corporation's Articles of Incorporation, or under the provisions of the corporation laws of the Commonwealth of Kentucky, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

9.6 INSPECTION OF CORPORATE RECORDS. (A) Any shareholder of the Corporation shall be entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation if such shareholder gives the Corporation written notice of his or her demand at least five (5) business days before the date on which he or she wishes to inspect and copy:

(1) The Corporation's Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

(2) The Corporation's By-Laws or Restated By-Laws and all amendments to them currently in effect;

(3) Resolutions adopted by the Corporation's Board of Directors creating one or more classes or series of shares, affixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

(4) The minutes of all shareholders' meetings of the Corporation, and records of all action taken by shareholders without a meeting, for the past three years;

(5) All written communications to shareholders generally within the past three years, including any financial statements furnished for the past three years to shareholders as described in section 9.7 herein;

(6) A list of the names and business addresses of the Corporation's current directors and officers; and

(7) The Corporation's most recent annual report delivered to the Secretary of State under Kentucky Revised Statutes Section 271B.16-220.

(B) Any shareholder of the Corporation, provided that (a) such shareholder's demand is made in good faith and for a proper purpose, (b) such shareholder describes with reasonable particularity his or her purpose in the records he or she desires to inspect, and (c) the records sought to be inspected are directly connected with the shareholder's purpose, shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the corporation, any of the following records of the Corporation, provided the shareholder gives the Corporation written notice of his or her demand at least five (5) business days before the day on which he or she wishes to inspect and copy:

(1) Excerpts from minutes of any meeting of the Board of Directors, records of any action of any committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under Section 9.6 (A) of these By-Laws;

(2) Accounting records of the corporation; and

(3) The record of shareholders.

9.7 FINANCIAL STATEMENTS FOR SHAREHOLDERS. Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates its most recent financial statements showing in reasonable detail its assets and liabilities and the results of its operations. If the Corporation indemnifies or advances expenses to a director pursuant to Kentucky Revised Statutes Section 271B.8-510 to 271B.8-540 in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to its shareholders with or before the notice of the next shareholders' meeting.

9.8 CONSTRUCTION. Unless the context specifically requires otherwise, any reference in these By-Laws to any gender shall include all other genders; any reference to the singular shall include the plural; and any reference to the plural shall include the singular.

The undersigned, as duly appointed Secretary of the Corporation, hereby certifies that the above constitutes the Amended and Restated Bylaws of the Corporation, as amended and in effect as of October 26, 2015.

By: /s/ Mark A. Hampton_______________

           Mark A. Hampton